UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

CENTERLINE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13- 3949418
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Church Street, New York, NY	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 13, 2012, the Company held its virtual annual meeting of shareholders. Set forth below for each matter voted upon, are the number of votes cast for or against, the number of abstentions and, as applicable, the number of broker non-votes.

1.	Election of Two Trustees. Mr. Robert L. Levy and Mr. Robert L. Loverd were elected as Class I trustees for three-year terms expiring in 2015 or their earlier removal or resignation and until his successor is elected and qualified. In addition, continuing to serve their current terms are the following trustees: Jerome Y. Halperin, Robert A. Meister and Thomas W. White. The number of votes cast for, against, abstaining and broker non-votes, with respect to the election of Mr. Levy and Mr. Loverd, were as follows:

Trustee Nominee	For	Against	Abstain	Broker Non-Votes

Robert L. Levy	204,337,628	418,833	25,232,550	45,981,186

Robert L. Loverd	204,074,897	670,988	25,243,126	45,981,186

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2012, was ratified based upon the following votes:

For	Against	Abstain
273,305,970	608,489	2,055,738

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

December 18, 2012	By:	/s/ Michael P. Larsen
Michael P. Larsen
Chief Financial Officer
(Principal Financial Officer)